EXHIBIT 99.2

AxoGen Announces Pricing of Public Offering of Common Stock

ALACHUA, FL., October 07, 2016 - - AxoGen, Inc. (NASDAQ: AXGN), a global leader in innovative surgical solutions for peripheral nerve injuries, today announced the pricing of an underwritten public offering of 2,333,334 shares of its common stock, offered at a price to the public of $7.50 per share. The gross proceeds to AxoGen from this offering are expected to be approximately $17.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by AxoGen. In addition, the Company has granted the underwriters a 30-day option to purchase up to 350,000 additional shares of its common stock. The offering is expected to close on or about October 12, 2016, subject to customary closing conditions.

AxoGen intends to use the net proceeds of the offering for general working capital purposes and for expanded development of new nerve repair markets and products.

JMP Securities LLC is acting as sole book-running manager for the offering. Dougherty & Company LLC is acting as a co-manager for the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 that was initially filed with the U.S. Securities and Exchange Commission (the "SEC") on November 5, 2015. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may be obtained from the offices of JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, by calling (415) 835-8985, or by email at syndicate@jmpsecurities.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these shares, nor shall there be any sale of these shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AxoGen, Inc.

AxoGen is a global leader in innovative surgical solutions for peripheral nerve injuries. AxoGen’s portfolio of products includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix ("ECM") coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments. Along with these core surgical products, AxoGen also offers AxoTouchTM Two-Point Discriminator and AcroValTM Neurosensory & Motor Testing System. These evaluation and measurement tools assist healthcare professionals in detecting changes in sensation, assessing return of sensory, grip and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom and several European and international countries.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the proposed public offering and the anticipated use of proceeds therefrom, are subject to a number of risks and uncertainties which may cause actual results or outcomes to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include market risks and uncertainties and risks and uncertainties relating to the satisfaction of customary closing conditions for an underwritten offering of securities, as well as the risks and uncertainties that could affect the Company's business and financial results described in the preliminary prospectus supplement and registration statement referenced above, as well as the Company’s other filings with the SEC, including, without limitation, under the caption "Risk Factors." There can be no assurance that the Company will be able to complete the proposed public offering on the anticipated terms, or at all. Forward-looking statements relate only to events as of the date on which the statements are made, and the Company undertakes no obligation to publicly update or review any forward-looking statement.

Contacts:

AxoGen, Inc.

Peter J. Mariani, Chief Financial Officer

386.462.6856

InvestorRelations@AxoGenInc.com

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com